UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Trovagene, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Trovagene, Inc.

11055 Flintkote Avenue

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 18, 2013

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Trovagene, Inc. (“Trovagene”, or the “Company”), which will be held on Thursday, July 18, 2013 at 10:00 a.m. Pacific Daylight Time at our offices, located at 11055 Flintkote Ave., San Diego, California 92121, for the following purposes:

1. To vote on a proposal to approve an amendment to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to classify our board;

2. To elect seven (7) members to our Board of Directors to hold office for staggered terms of one, two and three years and until successors are duly elected and qualified;

3. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013;

4.  To consider and act upon a proposal to approve an amendment to the Company’s 2004 Stock Option Plan (the “2004 Stock Plan”) to increase the number of shares issuable thereunder to 6,000,000 shares from 3,666,667 shares; and

5. To approve, on an advisory basis, the compensation of the Company’s named executive officers;

6. To recommend, on an advisory basis, a three-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation; and

7. For the transaction of such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Trovagene’s Board of Directors has fixed the close of business on May 24, 2013 as the record date for a determination of stockholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to stockholders. Registration and seating will begin at 9:00 a.m.  Shares of common stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership.  Cameras, recording devices and other electronic devices will not be permitted at the meeting.  If you do not plan on attending the meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided.  Your vote is very important.

By the Order of the Board of Directors

/s/ Thomas H. Adams
Thomas H. Adams
Chairman of the Board of Directors

Dated: May 31, 2013

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience.  This will ensure the presence of a quorum at the meeting.  Promptly voting your shares will save Trovagene the expenses and extra work of additional solicitation.  An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail.  Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.  Your vote is important, so please act today!

TROVAGENE, INC.

11055 FLINTKOTE AVENUE

SAN DIEGO, CALIFORNIA 92121

PROXY STATEMENT FOR THE

2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 18, 2013

The Board of Directors of Trovagene, Inc. (“Trovagene” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our offices, located at 11055 Flintkote Ave., San Diego, California 92121, on Thursday, July 18, 2013, at 10:00 a.m. Pacific Daylight Time, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about May 31, 2013 to our beneficial owners and stockholders of record who owned our common stock at the close of business on May 24, 2013. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I Receive in the Mail a Notice of Internet Availability of Proxy Materials this Year instead of a Full Set of Proxy Materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our beneficial owners and stockholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates its election.

Why did I Receive a Full Set of Proxy Materials in the Mail instead of a Notice of Internet Availability of Proxy Materials?

We are providing paper copies of the proxy materials instead of a Notice to our beneficial owners or stockholders of record who have previously requested to receive paper copies of our proxy materials. If you are a beneficial owner or stockholder of record who received a paper copy of the proxy materials, and you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet.

You can choose to receive future proxy materials electronically by visiting http://www.pstvote.com/trovagene2013. Your choice to receive proxy materials electronically will remain in effect until you instruct us otherwise by following the instructions contained in your Notice and visiting http://www.pstvote.com/trovagene2013, sending an electronic mail message to info@philadelphiastocktransfer.com, or calling 1-866-223-0448.

The SEC has enacted rules that permit us to make available to stockholders electronic versions of the proxy materials even if the stockholder has not previously elected to receive the materials in this manner. We have chosen this option in connection with the Annual Meeting with respect to both our beneficial owners and stockholders of record.

Who is Entitled to Vote?

Our Board has fixed the close of business on May 24, 2013 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.  On the record date, there were 15,616,400 shares of common stock outstanding.  Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Philadelphia Stock Transfer, Inc., you are the “record holder” of those shares.  If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.”  If your shares are held in street name, these proxy materials have been forwarded to you by that organization.  As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What is the Difference Between the Trovagene Securities that are Traded Under the NASDAQ Trading Symbols “TROV,” “TROVU,” and “TROVW” and How is Each Voted?

Our common stock is listed and trades on The NASDAQ Capital Market under the symbol “TROV.”  The units of securities we sold in our public offering that was closed on June 4, 2012, are listed and trade on The NASDAQ Capital Market under the symbol “TROVU.”  Each unit consists of two shares of our common stock and one warrant to purchase one share of common stock.  A holder of units has one vote for each of the two shares in the unit.  The warrants we sold in the public offering are listed and trade on The NASDAQ Capital Market under the symbol “TROVW.”  The warrants do not have voting rights.

Who May Attend the Meeting?

Record holders and beneficial owners may attend the Annual Meeting.  If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the record date.

How Do I Vote?

Shareholders of Record

For your convenience, our record holders have three methods of voting:

1.          Vote by Internet.  The website address for Internet voting is on your vote instruction form.

2.          Vote by mail.  Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.          Vote in person.  Attend and vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name

For your convenience, our beneficial owners have three methods of voting:

1.          Vote by Internet.  The website address for Internet voting is on your vote instruction form.

2.          Vote by mail.  Mark, date, sign and mail promptly your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3.          Vote in person.  Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the meeting and not revoked will be voted at the meeting as you instruct in a proxy delivered before the meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals and with regard to any other matters that may be properly presented at the meeting and all matters incident to the conduct of the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Is My Vote Confidential?

Yes, your vote is confidential. Only the following persons have access to your vote: the inspector of elections, individuals who help with processing and counting your votes, and persons who need access for legal reasons.  Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board of Directors.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum.  A quorum is present when a majority of the shares entitled to vote, as of the record date, are represented in person or by proxy.  Thus, 7,808,200 shares must be represented in person or by proxy to have a quorum.  Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting.  If there is not a quorum at the Annual Meeting, our stockholders may adjourn the meeting.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares.  If you do not provide voting instructions, your shares will not be voted on any non-routine proposal.  This vote is called a “broker non-vote.”  If you sign your proxy card but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board.  Broker non-votes are not included in the tabulation of the voting results of any of the proposals and, therefore, do not effect these proposals.

Brokers cannot use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients.  Please submit your vote instruction form so your vote is counted.

Which Proposals are Considered “Routine” or “Non-Routine”?

With the exception of Proposal 3, the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013, all of the proposals to be voted upon at our 2013 Annual Meeting are considered non-routine. Please note, however, that the proposals regarding the approval of executive compensation and the frequency of holding such an advisory vote are advisory only and will not be binding. The results of the votes on those two advisory proposals will be taken into consideration by the Company’s Board of Directors when making future decisions regarding these matters.

What is an Abstention?

An abstention is a stockholders affirmative choice to decline to vote on a proposal.  Abstentions are not included in the tabulation of the voting results of any of the proposals and, therefore, do not affect these proposals.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required	Broker Discretionary Vote Allowed

Amendment to our Certificate of Incorporation to Classify our Board	A majority of the votes outstanding	No

Election of seven (7) members to our Board of Directors	Plurality of the votes cast (the seven directors receiving the most “For” votes)	No

Ratification of the Appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2013	A majority of the votes cast	Yes

Approval of an amendment to the Company’s 2004 Stock Option Plan to increase the number of shares issuable thereunder to 6,000,000 shares from 3,666,667 shares	A majority of the votes cast	No

Approval, on an advisory basis, the compensation of the Company’s named executive officers	A majority of the votes cast	No

Recommendation, on an advisory basis, a three-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation	A majority of the votes cast	No

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees.  With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal.  You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before it is voted by giving written notice to the Secretary of Trovagene, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting.  All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Trovagene, Inc., 11055 Flintkote Avenue, Suite B, San Diego, CA 92121, Attention: Secretary, or by facsimile at 858-952-7571.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us.  In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person.  Such persons will receive no compensation for their services other than their regular salaries.  Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

Do I Have Dissenters’ Rights of Appraisal?

Trovagene shareholders do not have appraisal rights under Delaware law or under the governing documents of Trovagene with respect to the matters to be voted upon at the 2013 Annual Meeting.

How can I find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days of the meeting.

When are Stockholder Proposals Due for the 2014 Annual Meeting?

Any appropriate proposal submitted by a stockholder and intended to be presented at the 2014 Annual Meeting must be submitted in writing to the Company’s Secretary at 11055 Flintkote Ave., San Diego, California 92121, and received no later than March 20, 2014, to be includable in the Company’s proxy statement and related proxy for the 2014 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Interest of Officers and Directors in Matters to Be Acted Upon

Members of the board of directors and executive officers of Trovagene are eligible to receive grants under the terms of the 2004 Stock Option Plan. Accordingly, members of the board of directors and the executive officers of Trovagene have a substantial interest in Proposal 4.  Members of the board of directors and executive officers of Trovagene do not have any interest in any other Proposal that is not shared by all other stockholders of Trovagene, other than Proposal 2, the election to our board of the seven nominees set forth herein and Proposals 5 and 6, to the extent such proposals are on a non-binding advisory basis.

PROPOSAL 1

AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CLASSIFY THE BOARD OF DIRECTORS

The Board is requesting shareholder approval of a certificate of amendment, substantially in the form of Appendix A hereto, to the Company’s Certificate of Incorporation in order to divide the Board. The Board believes it is in the best interest of the Company to divide the Board into three classes, each such class as nearly equal in number as the then-authorized number of Directors constituting the Board of Directors permits, with the term of the office of one class expiring each year.  Following approval of this the proposed amendment to the Company’s Certificate of Incorporation, the stockholders shall elect the one class of Directors for a term expiring at the annual meeting of stock holders to be in 2014, another class of Directors for a term expiring at the annual meeting of stockholders to be held in 2015, and another class of Directors for a term expiring at the annual meeting of stockholders to be held in 2016.

Thereafter, each Director shall serve for a term ending at the third annual meeting of stockholders of the Corporation following the annual meeting at which such Director was elected. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Stability and Continuity

Three-year staggered terms are designed to provide stability and to provide a framework in which, at any given time, a majority of directors will have had prior experience as directors of the Company and a more thorough knowledge of the Company’s operations and strategy. Directors who have experience with the Company and knowledge about its business are a valuable resource and are better positioned to make the fundamental decisions that are best for the Company and its stockholders. In addition, because a classified Board produces more orderly change in the composition of the Board and in the policies and strategies of the Company, a classified Board may strengthen the Company’s ability to recruit and retain prominent and highly-qualified directors who are willing and able to commit the time and resources required to understand fully the Company and its operations. The Board believes that its classified structure has helped to attract well-qualified directors who are willing to make a significant commitment to the Company and its stockholders for the long term. In addition, in light of the current corporate governance climate, in which many qualified individuals are increasingly reluctant to serve on public company boards, the Company could also be placed at a competitive disadvantage in recruiting qualified director candidates if their Board service could potentially be limited to a one-year term.

Accountability to Stockholders

The Board believes that the benefits of its classified Board structure do not come at the cost of directors’ accountability to stockholders. Directors elected to three-year terms are not any less accountable or responsive to stockholders than directors elected annually, since all directors are required to act in the best interests of our stockholders and the Company, in accordance with their fiduciary duties under Delaware law, regardless of the length of their terms. We believe that overall accountability of the Board is achieved through our stockholders’ selection of responsible, experienced and respected individuals as directors and is not compromised by the length of any director’s term.

Protection Against Unfair Takeover Attempts

The Board believes that a classified Board plays an important role in protecting against an unsolicited takeover proposal at a price that is not in the long-term best interests of the Company and its stockholders. A mere attempt to obtain control, even if unsuccessful, can seriously disrupt the conduct of a company’s business and cause it to incur substantial expense. Classified board structures have been shown to be an effective means of protecting long-term stockholder interests against these types of abusive tactics. While a classified Board does not prevent or preclude unsolicited takeover attempts, it encourages potential acquirers to negotiate with the Board and to offer a full and fair price in order to provide maximum value to our stockholders. Because only one-third of the Company’s directors are elected at any annual meeting of stockholders, at least two annual meetings would be required to replace a majority of the Board and to dismantle other stockholder protection measures. This gives the directors additional time and leverage to evaluate the adequacy and fairness of any takeover proposal, weigh alternative proposals and ultimately negotiate the best result for all stockholders.

If the amendment to our Certificate of Incorporation to classify the board of directors is adopted, it would become effective upon the filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of Delaware.

Vote Required

The affirmative vote of a majority of the outstanding shares entitled to vote at the meeting is required to approve the amendment to our Certificate of Incorporation to classify our Board of Directors.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE TO APPROVE THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CLASSIFY THE BOARD OF DIRECTORS.

PROPOSAL 2

ELECTION OF DIRECTORS TO HOLD OFFICE FOR STAGGERED TERMS OF ONE, TWO AND THREE YEARS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED

At the Annual Meeting, the stockholders will elect seven directors to hold office for staggered terms of one, two and three years and until their successors are elected and qualified. Assuming approval of Proposal 1, our Board of Directors will be classified into three classes, with the term of office of one class expiring each year. The term of Class I directors expires at the Company’s annual meeting of stockholders to be held in 2014, the term of Class II directors expires at the Company’s annual meeting of stockholders to be held in 2015, and the term of office of Class III directors expires at the Company’s annual meeting of stockholders to be held in 2016. Directors are elected by a plurality of votes cast by stockholders. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the seven nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

Listed below are the current directors who are nominated to hold office for staggered terms of one, two and three years and until their successors are elected and qualified.

Name	Age	Position
Thomas H. Adams, Ph.D.	70	Class I Director, Chairman of the Board of Directors
Antonius Schuh, Ph.D.	49	Class I Director
John Brancaccio	65	Class II Director
Gary S. Jacob, Ph.D.	66	Class III Director
Gabriele M. Cerrone	41	Class III Director
Dr. Stanley Tennant	61	Class II Director
Christopher McGuigan, Ph.D.	54	Class III Director

Thomas H. Adams. Thomas H. Adams has been our Chairman of the Board since April 2009. Since June 2005 through 2011, Dr. Adams has served as a director of IRIS International, Inc., a diagnostics company, and as Chief Technology Officer of IRIS from April 2006. Dr. Adams has been the Head of Iris Molecular Diagnostics since 2006 and the President of Iris Personalized Medicine since 2011. In November 2012, IRIS was acquired by Danaher Corporation. Dr. Adams served as Chairman and Chief Executive Officer of Leucadia Technologies, a privately held medical-device company, from 1998 to April 2006, when Leucadia was acquired by IRIS. In 1989, Dr. Adams founded Genta, Inc., a publicly held biotechnology company in the field of antisense technology, and served as its Chief Executive Officer until 1997. Dr. Adams founded Gen-Probe, Inc. in 1984 and served as its Chief Executive Officer and Chairman until its acquisition by Chugai Biopharmaceuticals, Inc. in 1989. Before founding Gen-Probe, Dr. Adams held management positions at Technicon Instruments and the Hyland Division of Baxter Travenol. He has significant public-company experience serving as a director of Biosite Diagnostics, Inc., a publicly held medical research firm, from 1989 to 1998 and as a director of Invitrogen, a publicly held company that develops, manufactures and markets research tools and products, from 2000 to 2002. Dr. Adams is currently a director of Synergy Pharmaceuticals Inc., a biotechnology company. Dr. Adams holds a Ph.D. in Biochemistry from the University of California, at Riverside. Dr. Adam’s executive leadership, particularly in the diagnostic field, and the extensive healthcare expertise he has developed qualifies Dr. Adams to serve as a director of our company.

Antonius Schuh.  Antonius Schuh joined us in October 2011 as our Chief Executive Officer and was elected as a Director in December 2011. Dr. Schuh co-founded Sorrento Therapeutics, Inc., a biopharmaceutical company developing monoclonal antibodies, in January 2006. From such time until April 2011, he served as Chairman of the Board and Chief Executive Officer from November 2008 to April 2011. From April 2006 to September 2008, Dr. Schuh served as Chief Executive Officer of AviaraDx (now bioTheranostics, Inc., a bioMerieux company), a molecular diagnostic testing company that is focused on clinical applications in oncology. From March 2005 to April 2006, Dr. Schuh was Chief Executive Officer of Arcturus Bioscience Inc., a developer of laser capture microdissection and reagent systems for microgenomics. From December 1996 to February 2005, Dr. Schuh was employed by Sequenom Inc., a publicly traded diagnostic testing and genetics analysis company. He started with Sequenom as a Managing Director and was promoted to Executive Vice President, Business Development and Marketing, and from May 2000 to February 2005, served as Sequenom’s President and Chief Executive Officer. He also previously served as the Head of Business Development at Helm AG, an international trading and distribution corporation for chemical and pharmaceutical products, and in medical and regulatory affairs positions with Fisons Pharmaceuticals (now part of Sanofi-Aventis). Since March 2009, Dr. Schuh has been appointed to the board of directors of Diogenix, Inc., a privately held molecular diagnostic company, and since May 2009, he has served as a director of Transgenomic, Inc., a public biotechnology company focused on genetic analysis and molecular diagnostics. Dr. Schuh is a certified pharmacist and earned his Ph.D. in pharmaceutical chemistry from the University of Bonn, Germany.

John Brancaccio. John Brancaccio, a retired CPA, has served as a director of our company since December 2005. Since April 2004, Mr. Brancaccio has been the Chief Financial Officer of Accelerated Technologies, Inc., an incubator for medical device companies. From May 2002 until March 2004, Mr. Brancaccio was the Chief Financial Officer of Memory Pharmaceuticals Corp., a biotechnology company. From 2000 to 2002, Mr. Brancaccio was the Chief Financial Officer/Chief Operating Officer of Eline Group, an entertainment and media company. Mr. Brancaccio is currently a director of Tamir Biotechnology, Inc. (formerly Alfacell Corporation) as well as a director of Synergy Pharmaceuticals Inc. Mr. Brancaccio’s chief financial officer experience provides him with valuable financial and accounting expertise which the Board believes qualifies him to serve as a director of our company.

Gary S. Jacob. Gary S. Jacob has served as a director of our company since February 2009. Since July 2008, Dr. Jacob has been President, Chief Executive Officer and a Director of Synergy Pharmaceuticals Inc. and as Chairman of a subsidiary of Synergy from October 2003 until July 2008.  Dr. Jacob has over twenty-five years of experience in the pharmaceutical and biotechnology industries across multiple disciplines including research & development, operations and business development. Prior to 1999, Dr. Jacob served as a Monsanto Science Fellow, specializing in the field of glycobiology, and from 1997 to 1998 was Director of Functional Genomics, Corporate Science & Technology, at Monsanto Company. Dr. Jacob also served from 1990 to 1997 as Director of Glycobiology at G.D. Searle Pharmaceuticals Inc. During the period of 1986 to 1990, he was Manager of the G.D. Searle Glycobiology Group at Oxford University, England. Dr. Jacob’s broad management expertise in the pharmaceutical and biotechnology industries provides relevant experience in a number of strategic and operational areas and led to the Board’s conclusion that he should serve as a director of our company.

Gabriele M. Cerrone. Gabriele M. Cerrone has served as a director of our company since February 2010. Since July 2008, Mr. Cerrone has served as Chairman of the Board of Directors and a consultant with Synergy Pharmaceuticals, Inc., a biotechnology company.  From March 1999 to January 2005 Mr. Cerrone served as a Senior Vice President of Investments of Oppenheimer & Co. Inc., a financial services firm. In May 2001, Mr. Cerrone led the restructuring of SIGA Technologies, Inc., a biotechnology company, and served on its board of directors from May 2001 to May 2003. Mr. Cerrone also co-founded FermaVir Pharmaceuticals, Inc., a biotechnology company, and served as Chairman from August 2005 to September 2007, when the company was acquired by Inhibitex, Inc., a biotechnology company. Mr. Cerrone served as a director of Inhibitex, Inc. from September 2007 until February 2012 when it was acquired by Bristol-Myers Squibb Company.  From 2003 until 2013, Mr. Cerrone was Chairman of Callisto Pharmaceuticals, Inc., a biotechnology company, and a consultant to Callisto from 2005 until 2013. Mr. Cerrone is managing director of Panetta Partners Ltd., a limited partnership that is a private investor in both public and private venture capital in the life sciences and technology arena as well as real estate. Mr. Cerrone’s experience in finance and investment banking allows him to contribute broad financial and strategic planning expertise and led to the Board’s conclusion that he should serve as a director of the company.

Dr. Stanley Tennant. Dr. Tennant has served as a director of our company since December 2010. Since 1983, Dr Tennant has been a cardiologist in Greensboro, NC. He graduated from Wake Forest University School of Medicine in 1978 and completed postgraduate training in Internal Medicine and Cardiology at Vanderbilt University in 1983. Dr. Tennant’s practical experience in the healthcare field led to the Board’s conclusion that he should serve as a director of our company.

Christopher McGuigan, M.Sc., Ph.D. Christopher McGuigan has served as a director of our company since January 2013. Since 1995, Dr. McGuigan has been Professor of Medicinal Chemistry, Welsh School of Pharmacy, Cardiff University, UK. He is also Deputy Pro Vice-Chancellor Cardiff University, with responsibility for research. Dr. McGuigan is a director of Synergy  Pharmaceuticals Inc., a biotechnology company.  Dr. McGuigan is immediate past president of the International Society for Antiviral Research. Dr. McGuigan has over 200 publications and 20 patents. Dr. McGuigan has Chairman of Departmental Research Committee and Director of Research, Head of Medicinal Chemistry. Dr. McGuigan is a director of Synergy Pharmaceuticals Inc.  Dr. McGuigan experience in new product development from discovery to human clinical trials qualifies him to serve as a director of our company.

Information Regarding the Board of Directors and Corporate Governance

Directorships

Except as otherwise reported above, none of our directors held directorships in other reporting companies and registered investment companies at any time during the past five years.

Family Relationships

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

•     convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•     subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•     found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

•     the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•     the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

There are no material proceedings to which any director of the Company is a party adverse to the Company or has a material interest adverse to the Company.

Board Responsibilities and Structure

The Board oversees, counsels, and directs management in the long-term interest of Trovagene and its shareholders.  The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of Trovagene.  The Board is not, however, involved in the operating details on a day-to-day basis.

Board Committees and Charters

The following table identifies the independent and non-independent current Board and Committee members:

Name	Independent	Audit	Compensation	Nominating

Antonius Schuh, Ph.D.
Thomas H. Adams, Ph.D.	☒	☒		☒
John Brancaccio	☒	☒	☒	☒
Gary S. Jacob, Ph.D.	☒	☒	☒
Gabriele M. Cerrone
Dr. Stanley Tennant	☒		☒	☒
Dr. Christopher McGuigan, Ph.D.	☒

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2012, our Board held a total of 6 regularly scheduled and special meetings, the Audit Committee held 4 meetings, the Compensation Committee held 5 meetings and the Nominating and Corporate Governance Committee held 1 meetings.  None of our incumbent directors attended less than 100% of the Board or committee meetings.

Policy Regarding Attendance at Annual Meetings of Stockholders

Trovagene does not have a policy with regard to board members’ attendance at annual meetings.

Board Leadership Structure and Role in Risk Oversight

Since April 2009, we have separated the roles of Chairman of the Board and Chief Executive Officer. Although the separation of roles has been appropriate for us during that time period, in the view of the board of directors, the advisability of the separation of these roles depends upon the specific circumstances and dynamics of our leadership.

As Chairman of the Board, Dr. Adams serves as the primary liaison between the CEO and the independent directors and provides strategic input and counseling to the CEO. With input from other members of the board of directors, committee chairs and management, he presides over meetings of the board of directors. Mr. Adams has developed an extensive knowledge of our company, its challenges and opportunities and has a productive working relationship with our senior management team.

The board of directors, as a unified body and through committee participation, organizes the execution of its monitoring and oversight roles and does not expect its Chairman to organize those functions. Our primary rationale for separating the positions of Board Chairman and the CEO is the recognition of the time commitments and activities required to function effectively as Chairman and as the CEO of a company with a relatively flat management structure. The separation of roles has also permitted the board of directors to recruit senior executives into the CEO position with skills and experience that meet the board of director’s planning for the position who may not have extensive public company board experience.

The board of directors has three standing committees—Audit, Compensation and Corporate Governance/Nominating. The membership of each of the board committees is comprised of independent directors, with each of the committees having a separate chairman, each of whom is an independent director. Our non-management members of the board of directors meet in executive session at each board meeting.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks the company faces, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The board of directors believes that establishing the right “tone at the top” and that full and open communication between executive management and the board of directors are essential for effective risk management and oversight. Our CEO communicates frequently with members of the board to discuss strategy and challenges facing the company. Senior management usually attends our regular quarterly board meetings and is available to address any questions or concerns raised by the board of directors on risk management-related and any other matters. Each quarter, the board of directors receives presentations from senior management on matters involving our areas of operations.

Director Independence

Our board of directors has determined that a majority of the board consists of members who are currently “independent” as that term is defined under current listing standards of NASDAQ. The board of directors considers Messrs. Adams, Jacob, Tennant, McGuigan and Brancaccio to be “independent.”

Audit Committee

The Audit Committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent registered public accountants, (ii) appointing, replacing and discharging the independent auditors, (iii) pre-approving the professional services provided by the independent auditors, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditors, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent auditors. The Audit Committee also prepares the Audit Committee report that is required pursuant to the rules of the SEC.

The Audit Committee currently consists of John P. Brancaccio, chairman of the Audit Committee, Dr. Gary S. Jacob, and Thomas Adams. Our board of directors has determined that each of Mr. Brancaccio, Dr. Jacob and Dr. Adams is “independent” as that term is defined under applicable SEC and NASDAQ rules. Mr. Brancaccio is our audit committee financial expert. The board of directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee.

Compensation Committee

The Compensation Committee has responsibility for assisting the board of directors in, among other things, evaluating and making recommendations regarding the compensation of the executive officers and directors of our company; assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy; producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC; periodically evaluating the terms and administration of our incentive plans and benefit programs and monitoring of compliance with the legal prohibition on loans to our directors and executive officers.

The Compensation Committee currently consists of Dr. Stanley Tennant, chairman of the Compensation Committee, Dr. Gary S. Jacob and John P. Brancaccio. Our board of directors has determined that all of the members are “independent” under the current listing standards of NASDAQ. The board of directors has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee has responsibility for assisting the board of directors in, among other things, effecting board organization, membership and function including identifying qualified board nominees; effecting the organization, membership and function of board committees including composition and recommendation of qualified candidates; establishment of and subsequent periodic evaluation of successor planning for the chief executive officer and other executive officers; development and evaluation of criteria for Board membership such as overall qualifications, term limits, age limits and independence; and oversight of compliance with the Corporate Governance Guidelines. The Corporate Governance/Nominating Committee shall identify and evaluate the qualifications of all candidates for nomination for election as directors. Potential nominees are identified by the Board of Directors based on the criteria, skills and qualifications that have been recognized by the Corporate Governance/Nominating Committee. While our nomination and corporate governance policy does not prescribe specific diversity standards, the Corporate Governance/Nominating Committee and its independent members seek to identify nominees that have a variety of perspectives, professional experience, education, difference in viewpoints and skills, and personal qualities that will result in a well-rounded Board of Directors.

The Corporate Governance/Nominating Committee currently consists of John Brancaccio, chairman of the Corporate Governance/Nominating Committee, Thomas Adams and Stanley Tennant. The Board of Directors has determined that all of the members are “independent” under the current listing standards of NASDAQ. The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee.

Code of Ethics

We have adopted a formal Code of Business Conduct and Ethics applicable to all Board members, executive officers and employees. A copy of our Code of Business Conduct and Ethics will be provided free of charge upon request to: Secretary, Trovagene, Inc. 11055 Flintkote Avenue, San Diego, California 92121.

Stockholder Communications

Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to Trovagene, Inc. 11055 Flintkote Avenue, San Diego, California 92121, Attention: Dr. Antonius Schuh, or by facsimile 858-957-7571. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Vote Required

Under applicable Delaware law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2013

Our Board has appointed BDO USA, LLP (“BDO”), to serve as our independent registered public accounting firm for the year ending December 31, 2013.  BDO has acted as our principal accountant since April 5, 2007 and served as our principal accountant for the fiscal year ended December 31, 2012.

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification.  However, Trovagene is submitting this matter to the stockholders as a matter of good corporate governance.  Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Trovagene and its stockholders.  If the appointment is not ratified, the Board will consider its options.

A representative of BDO is expected to be present via telephone conference call at the Annual Meeting.  He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Our Audit Committee retains our independent registered public accounting firm and approves in advance all audit and non-audit services performed by this firm and any other auditing firms.  Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements, the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with Trovagene.  The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of Trovagene’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

It is not the duty of the Audit Committee to determine that Trovagene’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits.  Those are the responsibilities of management and Trovagene’s independent registered public accounting firm.  In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP; and (2) the report of Trovagene’s independent registered public accounting firm with respect to such financial statements.

Principal Accountant Fees and Services

The aggregate fees billed to the Company by BDO USA, LLP, the Company’s independent registered public accounting firm, for the indicated services for each of the last two fiscal years were as follows:

	2012	2011
Audit fees (1)	$386,125	$291,990
Tax fees (2)	7,643	—
	$393,768	$291,990

(1) Audit fees consist of fees for professional services performed by BDO USA, LLP for the audit and review of the Company’s financial statements included in SEC filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2) Tax fees consist of fees for professional services performed by BDO USA, LLP with respect to tax compliance, tax advice and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal accountants on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. No non-audit services were performed by our principal accountants during the fiscal years ended December 31, 2012 and 2011.  Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our principal accountants.

Vote Required

The affirmative vote of the majority of the votes cast at the Annual Meeting is required for the ratification of the appointment of BDO USA, LLP as Trovagene’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

PROPOSAL 4

AMENDMENT TO THE 2004 STOCK OPTION PLAN

Our Board of Directors adopted the 2004 Stock Plan in June 2004. The Board of Directors initially authorized the issuance of up to 833,333 shares of common stock under the 2004 Stock Plan.  On April 4, 2006, our stockholders approved an increase in the number of shares of our common stock available for issuance under the 2004 Stock Plan to 2,000,000 shares.  On April 27, 2012, our stockholders approved an increase in the number of shares of our common stock available for issuance under the 2004 Stock Plan to 3,666,667.

We are seeking stockholder approval in order to amend the 2004 Stock Plan to increase the total number of shares of our common stock available for issuance thereunder to 6,000,000 shares.

As of May 24, 2013, there were 3,666,667 shares of common stock available for issuance under the 2004 Stock Plan.

Reasons for the Proposed Amendment

As described above, we are seeking stockholder approval of the amendment to increase the number of shares issuable pursuant to the 2004 Stock Plan to 6,000,000 shares from 3,666,667  shares. In determining the amount of the increase contemplated by the proposed amendment to the 2004 Stock Plan, the Board has taken into consideration the fact that, as of May 24, 2013, there were approximately 26,570,288 shares of our Common Stock outstanding on a fully-diluted basis, and the Board believes that this fully-diluted number, rather than the number of outstanding shares of the Company, is the relevant number in determining the appropriate number of shares available under the 2004 Stock Plan. Assuming the approval of this increase, the total number of shares of our Common Stock available for issuance under the 2004 Stock Plan will be 6,000,000, which represents approximately 22.6% of our Common Stock as calculated on a fully-diluted basis.

The purpose of this increase is to continue to be able to attract, retain and motivate executive officers and other employees and certain consultants. Upon stockholder approval, additional shares of Common Stock will be reserved for issuance under the 2004 Stock Plan, which will enable us to continue to grant equity awards to our officers, employees and consultants at levels determined by the Board to be necessary to attract, retain and motivate the individuals who will be critical to the Company’s success in achieving its business objectives and thereby creating greater value for all our stockholders. The Company has no current plans to make awards under the 2004 Plan.

Furthermore, we believe that equity compensation aligns the interests of our management and other employees with the interests of our other stockholders. Equity awards are a key component of our incentive compensation program. We believe that option grants have been critical in attracting and retaining talented employees and officers, aligning their interests with those of stockholders, and focusing key employees on the long-term growth of the Company. We anticipate that option grants and other forms of equity awards such as restricted stock awards may become an increasing component in similarly motivating our consultants.

Approval of the amendment to the 2004 Stock Plan will permit the Company to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to the Company or any subsidiary.

The terms of the 2004 Stock Plan are summarized below, and the full text of the proposed amendment to the 2004 Stock Plan is set forth as Appendix B to this proxy statement. It is intended that the 2004 Stock Plan qualify as an incentive stock option plan meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Summary of the 2004 Stock Plan

Employees and directors of, and consultants to the Company, and any parent corporation, subsidiary or affiliated entity are eligible to receive awards under the 2004 Stock Plan at the discretion of the Board of Directors or its designated committee. The Board, or a committee designated by the Board, has authority to, among other things:

•                  Determine the persons to whom, and the time or times at which, options shall be granted and the number of shares of common stock to be subject to each option;

•                  Designate options as incentive stock options or nonstatutory stock options;

•                  Determine the Fair Market Value of shares of stock or other property;

•                  Determine the terms, conditions and restrictions applicable to each option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the option, (ii) the method of payment for shares purchased upon the exercise of the option; (iii) the method  for satisfaction of any tax withholding obligation arising in connection with the option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the option or the vesting of any shares acquired upon the exercise thereof, including the grants of options on an immediately exercisable basis subject to repurchase restrictions in favor of the Company, (v) the time of the expiration of the option, (vi) the effect of the optionee’s termination of service with the Participating Company Group (as defined in the 2004 Stock Plan) on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the option or such shares not inconsistent with the terms of the 2004 Stock Plan;

•                  Approve one or more forms of Option Agreement-Incentive Stock Option and Option Agreement-Nonstatutory Stock Option;

•                  Amend, modify, extend, cancel, renew, reprice or otherwise adjust the exercise price of, or grant a new option in substitution for, any option or to waive any restrictions or conditions applicable to any option or any shares acquired upon the exercise thereof;

•                  Accelerate, continue, extend or defer the exercisability of any option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an optionee’s termination of service with the Participating  Company Group;

•                  Prescribe, amend or rescind rules, guidelines and policies relating to the 2004 Stock Plan, or to adopt supplements to, or alternative versions of, the 2004 Stock Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted options; and

•                  Correct any defect, supply any omission or reconcile any inconsistency in the 2004 Stock Plan or any option agreement and to make all other determinations and take such other actions with respect to the 2004 Stock Plan or any option as the Board may deem advisable to the extent consistent with the 2004 Stock Plan and applicable law.

Employees and Directors of the Company, and consultants to the Company, and any parent corporation, or subsidiary are eligible to receive nonstatutory stock options and other stock-based awards under the 2004 Stock Plan. Only employees of the Company, and any parent corporation or subsidiary, are eligible to receive incentive stock options under the 2004 Stock Plan.

Incentive stock options may not be priced at less than 100% of the fair market value of our Common Stock on the date of grant (110% of fair market value in the case of individuals holding 10% or more of our Common Stock). Except as otherwise determined by the Board, in the case of nonstatutory options, the exercise price may not be less than 100% of the fair market value on the date of grant in accordance with applicable law. The fair market value of our Common Stock on May 24, 2013, was $6.89, based on the last sale price of our Common Stock as reported by The NASDAQ Stock Market on that date. The 2004 Stock Plan provides that stock options and similar awards may be issued with exercise periods of up to 10 years (except that no Incentive Stock Option granted to 10% owners of the Company’s common stock shall be exercisable after the expiration of five years after the effective date of grant of such option).

Payment of the exercise price of options under the 2004 Stock Plan may be made in the form of: (1) cash, check or cash equivalent; (2) by tender to the Company, or attestation to ownership, of shares of common stock owned by the optionee having a fair market value not less than the exercise price; (3) the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option; (4) promissory note; (5) such other consideration as may be approved by the Board to the extent applicable by law; (6)  or any combination thereof, as determined by the Board of Directors.

In the event of termination of employment or consulting relationship for any reason other than disability or death, the award recipient may exercise his or her vested options within 30 days of the date of such termination. In the event of termination as a result of disability, the award recipient may exercise his or her vested options within six months following the date of such termination but in any event no later than the date of expiration of the option’s term. In the event of death, the award recipient’s estate may exercise his or her vested options within 6 months following the date of death.

The Board has discretion to grant other stock-based awards, provided, however, that no such awards may be made unless the terms of the 2004 Stock Plan and the awards are in compliance with Section 409A of the Code.

Transfers of awards may not be made other than by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom the award is granted.

Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the 2004 Stock Plan. This summary does not purport to consider all of the possible U.S. federal tax consequences of the awards and is not intended to reflect the particular tax position of any award recipient. This summary is based upon the U.S. federal tax laws and regulations now in effect and as currently interpreted and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively. Award recipients are strongly advised to consult their own tax advisors for additional information.

Grant of an Option     The grant of an option is not expected to result in any taxable income for the recipient as of the date of the grant, except that in the event non-statutory options are granted with an exercise price lower than the then-current fair market value of the Common Stock, the difference between the exercise price and the then-current fair market value may be treated as deferred compensation income recognized as of the date the non-statutory options are granted.

Exercise of Incentive Stock Option     The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that a tax liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction.

Exercise of Nonqualified Stock Option     Generally, subject to Code Section 409A, upon exercising a nonqualified stock option, the award recipient must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price. The income will be treated as compensation income subject to payroll and withholding tax obligations. The Company would be entitled to a compensation deduction in the amount of income recognized by the award recipient.

Disposition of Shares Acquired Through an Option     The tax consequence to a holder of an option upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option.

Generally, the disposition of shares which were acquired by exercise of an incentive stock option will be taxable as long-term capital gain or loss if the award recipient disposes of the shares more than two years after the option was granted and at least one year after exercising the option. If the award recipient fails to satisfy the holding period requirements for treatment as an incentive stock option, a disposition will result in any gain being treated as compensation income subject to ordinary tax rates. If the award recipient is still an employee of the Company at the time of the disposition, the amount of gain treated as compensation will also be subject to payroll and withholding taxes.

If an award recipient disposes of shares acquired through the exercise of a nonqualified option, any gain or loss will be treated as a capital gain or loss. To the extent such shares have been held for at least one year after exercise of the nonqualified option, the gain or loss will be treated as long-term capital gain or loss.

Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

The grant by the Board of other stock-based awards may have varying tax consequences to award recipients. Grants made pursuant to the 2004 Stock Plan may be subject to Code Section 409A and plan administration may have to conform to Code Section 409A. Failure to comply with Code Section 409A, if applicable, will result in acceleration of income and imposition of penalties and interest to award recipients.

Application of Section 16 of the Securities Exchange Act of 1934     Special rules may apply in the case of individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company’s tax deduction, are determined as of the end of such period.

Delivery of Shares to Satisfy Tax Obligation     Under the 2004 Stock Plan, participants may deliver shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to the Company to satisfy federal and state tax obligations unless the Board provides to the contrary in the award agreement.

New Plan Benefits

Set forth below is information on option grants under the 2004 Stock Plan to the Named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees who are not executive officers as a group. Such options have been granted subject to stockholder approval of an increase in the number of shares that can be granted under the 2004 Stock Plan.

NEW PLAN BENEFITS

Name and Position	Number of Options

Non-Executive Director Group	85,427
Non-Executive Officer Employee Group	215,000

Vote Required

The affirmative vote of a majority of the shares (by voting power) present in person at the Meeting or represented by proxy and entitled to vote at the Meeting is required to approve the amendment to the 2004 Stock Plan.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2004 STOCK PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER.

PROPOSAL 5 - ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act entitle Trovagene’s stockholders to vote to approve, on an advisory basis, the compensation of Trovagene’s Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC’s rules.

Trovagene’s executive compensation programs are designed to (1) motivate and retain executive officers, (2) reward the achievement Trovagene’s short-term and long-term performance goals, (3) establish an appropriate relationship between executive pay and short-term and long-term performance and (4) align executive officers’ interests with those of Trovagene’s stockholders. Under these programs, Trovagene’s executive officers are rewarded for the achievement of specific financial operating goals established by the Compensation Committee and the realization of increased stockholder value. Please read the section herein entitled “Executive Compensation” for additional details about Trovagene’s executive compensation programs, including information about the fiscal year 2012 compensation of Trovagene’s Named Executive Officers.

The Compensation Committee continually reviews the compensation programs for Trovagene’s executive officers to ensure they achieve the desired goals of aligning Trovagene’s executive compensation structure with Trovagene’s stockholders’ interests and current market practices.

Trovagene is asking Trovagene’s stockholders to indicate their support for Trovagene’s Named Executive Officer compensation as disclosed in this Proxy Statement and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2012. This proposal, commonly known as a “say-on-pay” proposal, gives Trovagene’s stockholders the opportunity to express their views on Trovagene’s executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Trovagene’s Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Accordingly, Trovagene will ask its stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Trovagene’s Named Executive Officers, as disclosed in Trovagene’s Proxy Statement for the 2013 Annual Meeting of Stockholders and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2012 pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on Trovagene, the Compensation Committee or Trovagene’s Board. Trovagene’s Board and Trovagene’s Compensation Committee value the opinions of Trovagene’s stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2012, Trovagene will consider Trovagene’s stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation

THE TROVAGENE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE COMPENSATION OF TROVAGENE’S NAMED EXECUTIVE OFFICERS AS DESCRIBED UNDER THE HEADING “EXECUTIVE COMPENSATION,” AND THE RELATED DISCLOSURES CONTAINED IN THIS

PROXY STATEMENT AND THE ACCOMPANYING ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012.

PROPOSAL 6- ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to the advisory approval of Trovagene’s executive compensation program, Trovagene is also holding a non-binding advisory vote by stockholders on the frequency with which stockholders would have an opportunity to hold an advisory vote on Trovagene’s executive compensation program. Trovagene has included this proposal among the items to be considered at the Annual Meeting pursuant to the requirements of Section 14A of the Exchange Act. Trovagene is providing stockholders the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, Trovagene recommends that Trovagene stockholders select a frequency of three years.

While Trovagene’s executive compensation program is designed to support long-term value creation, in recent years we have conducted in-depth reviews of Trovagene’s executive compensation with outside consultants every three years. Accordingly, a vote every three years will coincide with this more detailed review and an every three-year vote will allow for the highest level of accountability and direct communication between Trovagene and its stockholders. Trovagene therefore recommend that Trovagene stockholders select “Three Years” when voting on the frequency of advisory votes on executive compensation. Although the advisory vote is non-binding, Trovagene’s Board will review the results of the vote and take them into account in making a determination concerning the frequency of future advisory votes on executive compensation.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency of the advisory note on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors or Trovagene, the Board may decide that it is in the best interests of Trovagene’s stockholders and Trovagene to hold an advisory vote on executive compensation more or less frequently than the option approved by Trovagene’s stockholders.

Recommendation

THE TROVAGENE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR A THREE-YEAR FREQUENCY FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act.  Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three independent directors (as defined under Rule 5605(a)(2) of the NASDAQ Stock Market).  The Audit Committee operates under a written charter, which is available in print to any stockholder upon request to the Corporate Secretary.

We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2012.

We have reviewed and discussed with management and BDO USA, LLP, our independent registered public accounting firm, the quality and the acceptability of the Company’s financial reporting and internal controls.

We have discussed with BDO USA, LLP, the overall scope and plans for their audit as well as the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have discussed with management and BDO USA, LLP, such other matters as required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, and other auditing standards generally accepted in the United States, the corporate governance standards of the NASDAQ Stock Market and the Audit Committee’s Charter.

We have received and reviewed the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding BDO USA, LLP’s communications with the Audit Committee concerning independence, and have discussed with BDO USA, LLP, their independence from management and the Company.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

John Brancaccio, Chairman
Dr. Gary S. Jacob
Thomas Adams

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of May 24, 2013. The information in this table provides the ownership information for:

•         each person known by us to be the beneficial owner of more than 5% of our common stock;

•         each of our directors;

•         each of our executive officers; and

•         our executive officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 15,616,400 shares outstanding on May 24, 2013 and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days after May 24, 2013.

Name of Beneficial Owner	Amount and nature of beneficial ownership (1)		Percentage(2)
Executive officers and directors:
Thomas Adams	586,010	(3)	3.7
Antonius Schuh	158,333	(4)	1.0
Gabriele Cerrone	1,454,204	(5)	8.9
John Brancaccio	81,456	(6)	*
Gary Jacob	204,499	(7)	1.3
Stanley Tennant	229,097	(8)	1.5
Christopher McGuigan
Stephen Zaniboni	41,667	(9)	*

All Officers and Directors as a Group (8 persons)	2,755,266	(10)	16.2
5% or greater holders:

R. Merrill Hunter	1,510,834	(11)	9.3

*less than 1%

(1)        The address of each person is c/o Trovagene, Inc., 11055 Flintkote Avenue, Suite A, San Diego, CA 92121 unless otherwise indicated herein.

(2)       The calculation in this column is based upon 15,616,400 shares of common stock outstanding on May 24, 2013. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or exercisable within 60 days of May 24, 2013 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)              Includes (i) 194,638 shares of common stock issuable upon exercise of stock options and (ii) 45,686 shares of common stock issuable upon exercise of warrants.

(4)              Consists of shares of common stock issuable upon exercise of stock options.

(5)              Consists of (i) 719,526 shares of common stock held by Panetta Partners, Ltd., (ii) 6,250 shares of common stock held by Mr. Cerrone, (iii)  434,761 shares of common stock issuable upon exercise of stock options held by Mr. Cerrone, (iv) 287,417 shares of common stock issuable upon exercise of warrants held by Panetta and (v) 6,250 shares of common stock issuable upon exercise of warrants held by Mr. Cerrone.  Mr. Cerrone is a director of Panetta and in such capacity only exercises voting and dispositive control over securities owned by Panetta, despite him having only a small pecuniary interest in such securities.

(6)              Includes (i) 53,790 shares of common stock issuable upon exercise of stock options and (ii) 13,833 shares of common stock issuable upon exercise of warrants.

(7)              Includes (i) 70,999 shares of common stock issuable upon exercise of stock options and (ii) 10,500 shares of common stock issuable upon exercise of warrants.

(8)              Includes 58,333 shares of common stock issuable upon exercise of warrants and 9,723 shares of common stock exercisable upon exercise of stock options.

(9)              Consists of shares of common stock issuable upon exercise of stock options.

(10)       Includes 963,911 shares of common stock issuable upon exercise of stock options and 422,019 shares of common stock issuable upon exercise of warrants.

(11)       Includes 666,667 shares of common stock issuable upon exercise of warrants.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on a review of the copies of such forms received, we believe that during 2012, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that Stanley Tennant . Gary Jacob, Thomas Adams and Antonius Schuh each filed one Form 4 late and Gabriele Cerrone and John Brancaccio each filed two Form 4’s late.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Principal Executive Officer and the two other highest paid executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the “named executive officers”) for fiscal year 2012.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Total ($)
Dr. Antonius Schuh, CEO (2)	2012	275,000	137,500	468,916	881,416
	2011	57,291	—	372,065	429,356
Stephen Zaniboni, CFO (3)	2012	199,333	80,000	107,331	386,664

(1) Amount represents aggregate grant date fair value in accordance with FASB ASC Topic 718. See Note 6 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(2) Dr. Schuh was issued 200,000 non-qualified stock options in October 2012 and 633,333 non-qualified stock options upon his appointment as CEO in October 2011.

(3) Mr. Zaniboni was issued 166,667 non-qualified stock options in February 2012 in connection with his appointment to CFO on February 1, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the exercise prices and expiration dates thereof, as of December 31, 2012.

Name	Number of Securities Underlying Unexercised Options (#) exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Weighted Average Option Exercise Price	Option Expiration Date
Dr. Antonius Schuh	158,333	675,000	(1)	$3.25	October 4, 2021-October 15, 2022
Stephen Zaniboni	—	166,667	(2)	$3.60	February 1, 2022

(1) The unexercisable options of 675,000 vest as follows: 158,333 each on October 4, 2013 and 2014, 158,334 on October 4, 2015 and 200,000 upon launch of KRAS CLIA test in Q1 2013 and generate a minimum of $500,000 sales by August 1, 2013.

(2) The unexercisable options of 166,667 vest as follows: 41,666 on each February 1, 2013 and 2014, and 41,667 on February 1, 2015 and 2016.

DIRECTOR COMPENSATION

The following table sets forth summary information concerning the total compensation paid to our non-employee directors in 2012 for services to our company.

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Thomas H. Adams(2)	$26,916	$4,717	$31,633
John P. Brancaccio(3)	$42,500	$12,872	$55,372
Gary S. Jacob(4)	$35,500	$4,043	$39,543
Gabriel M. Cerrone(5)	$23,833	$3,369	$27,202
Stanley Tennant (6)	$32,750	$4,492	$37,242

(1) Amounts represent the aggregate grant date fair value of stock options granted in 2012 under ASC Topic 718 as discussed in Item 8. Financial Statements—Note 6 Stock Option Plan .

(2) As of December 31, 2012, 310,750 stock options were outstanding, of which 192,971 were exercisable.

(3) As of December 31, 2012, 56,290 stock options were outstanding, of which 49,346 were exercisable.

(4) As of December 31, 2012, 73,499 stock options were outstanding, of which 66,555 were exercisable.

(5) As of December 31, 2012, 437,261 stock options were outstanding, of which 430,317 were exercisable.

(6) As of December 31, 2012, 15,000 stock options were outstanding, of which 5,278 were exercisable.

Employment Agreements

On October 4, 2011, we entered into an executive agreement with Antonius Schuh, Ph.D. in which he agreed to serve as our Chief Executive Officer. The term of the agreement is effective as of October 4, 2011 and continues until October 4, 2015 and is automatically renewed for successive one year periods at the end of each term. Dr. Schuh’s compensation is $275,000 per year. Dr. Schuh is eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria. Upon entering the agreement, Dr. Schuh was granted 633,333 non-qualified stock options which have an exercise price of $3.00 per share and vest annually in equal amounts over a period of four years. Dr. Schuh is also eligible to receive a realization bonus upon the occurrence of either of the following events, whichever occurs earlier;

(i)                           In the event that during the term of the agreement, for a period of 90 consecutive trading days, the market price of the common stock is $7.50 or more and the value of the common stock daily trading volume is $125,000 or more, we shall pay or issue Dr. Schuh a bonus in an amount of $3,466,466 in either cash or registered common stock or a combination thereof as mutually agreed by Dr. Schuh and us; or

(ii)                        In the event that during the term of the agreement, a change of control occurs where the per share enterprise value of our company equals or exceeds $7.50 per share, we shall pay Dr. Schuh a bonus in an amount determined by multiplying the enterprise value by 4.0%. In the event in a change of control the per share enterprise value exceeds a minimum of $14.40 per share, $22.80 per share or $60.00 per share, Dr.Schuh shall receive a bonus in an amount determined by multiplying the incremental enterprise value by 2.5%, 2.0% or 1.5%, respectively.

If the executive agreement is terminated by us for cause or as a result of Dr. Schuh’s death or permanent disability or if Dr. Schuh terminates his agreement voluntarily, Dr. Schuh shall receive a lump sum equal to (i) any portion of unpaid base compensation then due for periods prior to termination, (ii) any bonus or realization bonus earned but not yet paid through the date of termination and (iii) all expenses reasonably incurred by Dr. Schuh prior to date of termination. If the executive agreement is terminated by us without cause Dr. Schuh shall receive a severance payment equal to base compensation for three months if termination occurs ten months after the effective date of the agreement and six months if termination occurs subsequent to ten months from the effective date. If the executive agreement is terminated as a result of a change of control, Dr. Schuh shall receive a severance payment equal to base compensation for twelve months and all unvested stock options shall immediately vest and become fully exercisable for a period of six months following the date of termination.

On February 1, 2012, we entered into an executive agreement with Steve Zaniboni in which he agreed to serve as our Chief Financial Officer. The term of the agreement is effective as of February 1, 2012 and continues until February 1, 2013 and is automatically renewed for successive one year periods at the end to each term. Mr. Zaniboni’s compensation is $200,000 per year. Mr. Zaniboni is eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria. Upon entering the agreement, Mr. Zaniboni was granted 166,667 non-qualified stock options which have an exercise price of $3.60 per share and vest annually in equal amounts over a period of four years.

If the executive agreement is terminated by us for cause or as a result of Mr. Zaniboni’s death or permanent disability or if Mr. Zaniboni terminates his agreement voluntarily, Mr. Zaniboni shall receive a lump sum equal to (i) any portion of unpaid base compensation then due for periods prior to termination, (ii) any bonus or realization bonus earned but not yet paid through the date of termination and (iii) all expenses reasonably incurred by Mr. Zaniboni prior to date of termination. If the executive agreement is terminated by us without cause Mr. Zaniboni shall receive a severance payment equal to base compensation for three months if termination occurs ten months after the effective date of the agreement and six months if termination occurs subsequent to ten months from the effective date. If the executive agreement is terminated as a result of a change of control, Mr. Zaniboni shall receive a severance payment equal to base compensation for twelve months and all unvested stock options shall immediately vest and become fully exercisable for a period of six months following the date of termination

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 24, 2012, we issued a warrant to purchase 50,000 shares of common stock to Panetta Partners, Ltd. for consulting services, In addition, on December 10, 2012, we issued a warrant to purchase 40,000 shares of common stock and 40,000 shares of common stock to Panetta for a finder’s fee.  Gabriele Cerrone, a director of our company, is a director of Panetta and in such capacity only exercises voting and dispositive control over securities owned by Panetta, despite him having only a small pecuniary interest in such securities.

On August 10, 2011, we entered into an agreement with Thomas Adams to: (i) terminate the consulting arrangement and to consider the 33,333 units issued in March 2010 as full payment for his services under the consulting arrangement (ii) amend and restate his April 2009 option agreement by replacing the 800,000 options granted with 303,750 new options with the following terms:

a)   New grant date of August 5, 2011

b)   Exercise price of $3.18 per share

c)   133,333 options vested immediately, with the remaining 56,806 to vest on August 5, 2012, 56,806 to vest on August 5, 2013 and 56,805 to vest on August 5, 2014 provided he continues to provide services to the Company.

d)   Ten year option life, expiring August 5, 2021 or within 90 days of termination

On July 18, 2011, we entered into a settlement agreement with Stanley Tennant, a director of our company, and a Debenture Holder in the principal amount of $137,500 who received 338,126 shares of common stock relating to the Forbearance Agreement, and with  R. Merrill Hunter, a principal stockholder of our company, and a Debenture Holder in the principal amount of $550,000 received 1,352,504 shares of common stock relating to the Forbearance Agreement.

Any future transactions with officers, directors or 5% stockholders will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors who have access to our counsel or independent legal counsel at our expense.

Board Determination of Independence

Our board of directors has determined that a majority of the board consists of members who are currently “independent” as that term is defined under current listing standards of NASDAQ.

OTHER MATTERS

Trovagene has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters.  However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly.  In the event you are able to attend the Annual Meeting, at your request, Trovagene will cancel your previously submitted proxy.

ADDITIONAL INFORMATION

Annual Reports and Form 10-K

Additional copies of Trovagene’s Annual Report and Form 10-K for the fiscal year ended December 31, 2012 may be obtained without charge by writing to the Corporate Secretary, Trovagene, Inc., 11055 Flintkote Avenue, San Diego, California 92121.

By Order of the Board of Directors

/s/ Thomas H. Adams
Thomas H. Adams, Ph.D.
Chairman of the Board of Directors

May 31, 2013

Appendix A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TROVAGENE, INC.

UNDER SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW

Trovagene, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, does hereby certify:

FIRST:  The name of the corporation is Trovagene, Inc.

SECOND:  The Certificate of Incorporation of the corporation was filed on September 21, 2009 and amended and restated on December 31, 2009.

THIRD: The Amendments to the Amended and Restated Certificate of Incorporation effected by this Amendment are as follows:

To divide the corporation’s Board of Directors into three classes, each such class as nearly equal in number as the then authorized number of Directors constituting the Board of Directors permits with the term of office expiring each year.

FOURTH:             To accomplish the foregoing amendments, a new Article FIFTH is hereby added to the Amended and Restated Certificate of Incorporation and shall read as follows:

The Board of Directors shall be divided into three classes, each such class as nearly equal in number as the then-authorized number of Directors constituting the Board of Directors permits, with the term of office of one class expiring each year. Following approval of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, the stockholders shall elect the one class of Directors for a term expiring at the annual meeting of stockholders to be held in 2014, another class of Directors for a term expiring at the annual meeting of stockholders to be held in 2015, and another class of Directors for a term expiring at the annual meeting of stockholders to be held in 2016. Thereafter, each Director shall serve for a term ending at the third annual meeting of stockholders of the Corporation following the annual meeting at which such Director was elected. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

FIFTH:  The forgoing amendment of the Amended and Restated Certificate of Incorporation of the corporation was duly authorized by the Board of Directors of the corporation and the holders of a majority of the shares of common stock of the corporation in accordance with Sections 242 and 245 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, Trovagene, Inc. has caused this Certificate of Amendment to be signed by Dr. Antonius Shuh, its Chief Executive Officer as of the      day of                 , 2013 and does hereby affirm the contents hereof to be true under penalty under the penalties of perjury.

TROVAGENE, INC.

By	/s/ Dr. Antonius Schuh
Dr. Antonius Schuh, Chief Executive Officer

Appendix B

TROVAGENE, INC.

AMENDMENT TO 2004 STOCK OPTION PLAN

4. SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Six Million (6,000,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Option subject to a Company repurchase option and are repurchased by the Company at the Optionee’s exercise price, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan.

PROXY CARD

TROVAGENE, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON JULY 18, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Antonius Schuh and Stephen Zaniboni, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of Trovagene, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on July 18, 2013 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on July 18, 2013 at 10:00 am local time at the Company’s offices located at 11055 Flintkote Ave., San Diego, California 92121.  The proxy statement and 2012 annual report to stockholders on Form 10-K are available at www.pstvote.com/trovagene2013.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Trovagene, Inc. to be held at Trovagene’s offices located at 11055 Flintkote Ave., San Diego, California 92121, on Thursday, July 18, 2013, beginning at 10:00 a.m. local time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1-6

1. Proposal to amend the Company’s Certificate of Incorporation to divide the Board of Directors into three classes, each such class as nearly equal in number as the then-authorized number of Directors constituting the Board of Directors permits with the term of office of one class expiring each year.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Election of Directors

Nominees

01-Gabriele M. Cerrone (Class III)

02-Gary S. Jacob (Class III)

03-Thomas H. Adams (Class I)

04-John P. Brancaccio (Class II)

05-Antonius Schuh (Class I)

06-Stanley Tennant (Class II)

07- Dr. Christopher McGuigan, Ph.D (Class III)

FOR ☐ ☐ ☐ ☐ ☐ ☐ ☐	WITHHOLD ☐ ☐ ☐ ☐ ☐ ☐ ☐

3. Proposal to ratify BDO USA, LLP as Trovagene’s independent registered public accountants for fiscal year ending December 31, 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. Proposal to amend the Company’s 2004 Stock Option Plan to increase the number of shares issuable thereunder to 6,000,000 shares from 3,666,667 shares	FOR ☐	AGAINST ☐	ABSTAIN ☐

5. Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers	FOR ☐	AGAINST ☐	ABSTAIN ☐

6. Proposal to recommend, on an advisory basis, a three-year frequency for conducting future stockholder advisory votes on named executive officer compensation	FOR ☐	AGAINST ☐	ABSTAIN ☐

Important:  Please sign exactly as name appears on this proxy.  When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated: , 2013

Signature

Name (printed)

Title

VOTING INSTRUCTIONS

You may vote your proxy in the following ways:

1.             VIA INTERNET:

Login to www.pstvote.com/trovagene2013

Enter your control number (12 digit number located below)

2.             VIA MAIL:

Philadelphia Stock Transfer, Inc.

2320 Haverford Rd., Suite 230

Ardmore, PA 19003

YOUR CONTROL NUMBER IS:

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on July 17, 2013.